Exhibit 10.85

Amendment #1 to

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment (“Swanback Amendment 1”) to the Executive Employment Agreement (“Agreement”) by and between TTEC Services Corporation (“TTEC” or the “Company”), a wholly owned subsidiary of TTEC Holdings, Inc. (“TTEC Parent”) and Michelle “Shelly” Swanback ("Executive" or “Swanback”) is executed to be effective as of January 1, 2023 (“Effective Date”).

WHEREAS, in May 2022, the Company and Ms. Swanback entered into the Agreement in connection with her employment with the Company as Chief Executive Officer of TTEC Engage (“Current Role”);

WHEREAS, TTEC Parent decided to augment Ms. Swanback’s responsibilities beyond her Current Role and appoint her as President of TTEC Holdings, Inc., with expanded responsibilities for TTEC Parent as a whole, in addition to her Current Role;

WHEREAS, the Company determined that the terms the Agreement should be modified to reflect Ms. Swanback’s expanded role;

NOW, THEREFORE, the Agreement is hereby amended as outlined below (all capitalized terms used in this Amendment and not otherwise defined in this document, have the meaning ascribed to them in the Agreement).

1.	Paragraph 1(a) of the Agreement shall be amended as follows.

“As of October 25, 2022, Swanback’s role with the Company was expanded to include responsibilities of the President, TTEC Holdings, Inc. Ms. Swanback shall hold that role and related responsibilities in addition to her role as Chief Executive Officer for TTEC Engage business segment. In this expanded role, Ms. Swanback will continue to have P&L responsibilities for TTEC Engage business segment, and will also have the overarching responsibilities for TTEC Holdings, Inc.’s P&L, operations, and corporate functions.”

All other provisions of Paragraph 1(a) shall remain as stated in the Agreement.

2.	Paragraphs 2(a) through 2(c) of the Agreement shall be amended as follows:

•	As of January 1, 2023, Swanback’s Base Salary shall change from $625,000 to $700,000 per year.

•	Starting with the 2023 performance year, Ms. Swanback’s VIP opportunity shall be adjusted to 100% of her Base Salary.

•	Starting with the 2023 performance year, Ms. Swanback shall be eligible for an annual RSU equity grant opportunity and annual PRSU equity grant opportunity of up to $1,250,000, each.

All other provisions of Paragraphs 2(a) through (c) shall remain as stated in the Agreement.

3.	Paragraph 2(d) of the Agreement shall be amended as follows:

“The Executive’s actual annual VIP and periodic equity awards are discretionary and are not guaranteed. They are based on a combination of metrics reflecting targets and goals of TTEC Parent, as set-out annually and approved by TTEC CEO and the Board. At present these metrics for the Executive include the (i) TTEC-wide results of operations, including the annual budget and management plan; (ii) targets specific to TTEC Engage business segment, including the annual budget and the management plan; (iii) targets specific to TTEC corporate functions; (iv) Executive’s individual performance against targets set-out by TTEC CEO and the Board; and (v) the Executive’s compliance with the guidelines for TTEC employees’ conduct outlined in TTEC’s Ethics Code. The metrics may change from time to time as determined by the Compensation Committee of the Board.”

All other provisions of Paragraph 2(d) shall remain as stated in the Agreement.

4.	Paragraph 2(e) of the Agreement shall be amended as follows:

“The VC-PRSU award will cliff-vest in 2026, based on TTEC Parent’s performance during 2025 fiscal year. The actual number of TTEC shares that will vest in connection with this VC-PRSU award will depend on TTEC Parent’s 2025 revenue and adjusted EBITDA and may range between zero and 150,000 shares (200% of the initial grant) in TTEC stock.”

All other provisions of Paragraph 2(e) shall remain as stated in the Agreement.

5.	Add Paragraph 2(j) of the Agreement to read as follows:

“ One-Time Retention Equity Grants. As a retention incentive, the Company also agreed to provide Ms. Swanback, in March 2023, a one-time $2 million RSU equity grant, vesting in equal installments over a five year period; and $2 million in PRSUs, subject to a 3-year cliff vesting period with the actual value of the award to be determined based on the Company’s performance in 2025.

The RSUs/PRSUs will be granted under the terms of grant-specific Equity Agreements. These Equity Agreements will provide specific vesting schedules, performance metrics, if any, and other material terms of each grant.”

Executive	TTEC Services Corporation

[Signature on file]	[Signature on file]

Michelle “Shelly” Swanback	Michael P. Wellman, TTEC Chief People Officer

Date: January 6, 2023	Date: January 6, 2023

2